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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors Fresenius USA, Inc.

We consent to incorporation by reference in the registration statements Nos. 2-73600, 2-78286, 2-83978, 33-8001, 33-10481, 33-25522, 33-59999, and 33-61411
on Form S-8 and registration statements Nos. 2-90414, 2-92187, 2-94911, 2-96299, 33-18075 and 33-24874 on Form S-3 of Fresenius USA, Inc. of our report dated February 2, 1996, related to the consolidated balance sheets of Fresenius USA, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related financial statement schedule, which report appears in the December 31, 1995 annual report on Form 10-K of Fresenius USA, Inc.



                                        KPMG PEAT MARWICK LLP


San Francisco, California
March 28, 1996